UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2026

CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Harbour Place Drive, Suite 300
Davidson,	North Carolina	28036
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (704) 869-4600
--------------
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 21, 2026, the Board of Directors (the “Board”) of Curtiss-Wright Corporation (the “Company”) appointed Kevin M. Rayment to serve as the Company’s President and Chief Executive Officer and as a member of the Board, effective as of January 1, 2027 (the “PEO Start Date”). Mr. Rayment has served as the Company’s Executive Vice President since January 2026 and Chief Operating Officer since April 2021, during which time he has played an instrumental role in leading the Company through a period of strong financial performance.

Mr. Rayment will succeed Lynn M. Bamford, who is retiring from her position as Chief Executive Officer. Ms. Bamford joined the Company over 22 years ago and has served as the Company’s Chair since May 2022 and Chief Executive Officer since January 2021. Effective as of the PEO Start Date, she will transition to the position of Executive Chair.

President and Chief Executive Officer Appointment

Mr. Rayment, age 57, joined the Company in 2004 and has more than 35 years of experience across the Aerospace & Defense, Commercial Nuclear and Industrial Markets. Prior to his current role as Executive Vice President and Chief Operating Officer, Mr. Rayment served in several senior leadership positions across the organization, including President of the Company’s former Commercial/Industrial Segment from January 2020.

In connection with Mr. Rayment’s appointment as President and Chief Executive Officer of the Company, the Executive Compensation Committee of the Board (the “Executive Compensation Committee”) approved the following new compensation arrangements for Mr. Rayment effective as of the PEO Start Date: (i) an annual base salary of $1,100,000 and (ii) an annual target bonus opportunity of 125% of his base salary. Additionally, the Executive Compensation Committee approved a 2027 long-term incentive award with a target value equal to $5,225,000 comprised of 30% time-based restricted stock units, 30% equity-based performance units, and 40% equity-based performance share units.

There are no arrangements or understandings between Mr. Rayment and any other person pursuant to which Mr. Rayment was appointed President and Chief Executive Officer or as a member of the Board. Mr. Rayment does not have any family relationship with any director or other officer of the Company or any person nominated or chosen by the Company to become a director or officer. There are no transactions in which Mr. Rayment has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the above leadership transition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1 Press Release dated September 22, 2026

104 Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURTISS-WRIGHT CORPORATION
By: /s/ K. Christopher Farkas
K. Christopher Farkas
Executive Vice President and
Chief Financial Officer

Date: September 22, 2026